Filed Pursuant to Rule 433

Registration No. 333-284180

February 12, 2025

FREE WRITING PROSPECTUS

(To Prospectus dated February 12, 2025)

Investor Presentation Q1 - 2025 NASDAQ: MEHA

In evaluating the proposed investment in the Company, investors should carefully consider the following risk factors relating to the offering . These risk factors are not a definitive list of all risk factors associated with the offering and the business of the Company . Additional risks and uncertainties, including those currently unknown or considered immaterial by the Company, may also adversely affect the shares and/or the business of the Company . The following are risk factors which investors should carefully consider before making an investment decision . The acquisition of any of the securities of the Company is speculative, involving a high degree of risk and should be undertaken only by persons whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment . An investment in the securities of the Company should not constitute a major portion of an individual’s investment portfolio and should only be made by persons who can afford a total loss of their investment . Risks Related to the Regulatory Environment Risks Associated with Numerous Laws and Regulations : The production, labeling and distribution of the products that the Company proposes to distribute are regulated by various federal, provincial, state and local agencies . These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of the Company’s ability to sell its products in the future . The Company may be subject to regulation by the U . S . Drug Enforcement Agency (“DEA”) and other agencies as a result of the manufacture and sale of its CBD products . The shifting compliance environment and the need to build and maintain robust systems to comply with different regulations in multiple jurisdictions increases the possibility that the Company may violate one or more of the requirements . If the Company’s operations are found to be in violation of any of such laws or any other governmental regulations, the Company may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of the Company’s operations, any of which could adversely affect the Company’s business and financial results . Uncertainty Caused by Recent Changes to Regulatory Framework : With the passing of the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”), hemp has been permanently removed from the U.S. Controlled Substances Act (the “CSA”) and has been deemed an agricultural commodity, no longer mistaken as a controlled substance, like cannabis. By redefining hemp to include its “extracts, cannabinoids and derivatives,” the United States Congress has removed popular hemp products -- such as hemp - derived CBD - - from the purview of the CSA. Accordingly, many believe the DEA no longer has any claim to interfere with the interstate commerce of hemp products. Given the recent passage of the 2018 Farm Bill, it is unclear what impact this development will have on U.S. federal government enforcement policy, the hemp industry and the production and sale of hemp - derived products, including the products the Company is proposing to produce and sell. The hemp and CBD industries are new industries, subject to regulation, and there can be can be no assurance that it will grow, flourish or continue to the extent necessary to permit the Company to succeed. The Company is Subject to Applicable Anti - Money Laundering Laws and Regulations : The Company is subject to a variety of laws and regulations that involve money laundering, financial recordkeeping and proceeds of crime, including the U . S . Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada . In February 2014 , the Financial Crimes Enforcement Network (“FCEN”) of the U . S . Department of the Treasury issued a memorandum providing instructions to banks seeking to provide services to marijuana related businesses (the “FCEN Memo”) . The FCEN Memo states that in some circumstances, it may not be appropriate to prosecute banks that provide services to marijuana - related businesses for violations of federal money laundering laws . It refers to supplementary guidance that Deputy Attorney General Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis - related violations of the CSA . It is unclear at this time whether the current administration will follow the guidelines of the FCEN Memo . If any of the Company’s investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation . This could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada . C onstraints on Marketing Products : The development of the Company’s business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies . The regulatory environment in the United States limits the Company’s ability to compete for market share in a manner similar to other industries . If the Company is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Company’s sales and operating results could be adversely affected . Risks Generally Related to the Company Unfavorable Publicity or Consumer Perception : The Company believes its industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of its products and perceptions of regulatory compliance . Consumer perception of the Company’s products can be significantly influenced by regulatory investigations, litigation, media attention and other publicity . There can be no assurance that future regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the CBD market or any particular product, or consistent with earlier publicity . The Company’s dependence upon consumer perceptions means that adverse regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Company, the demand for products, and the business, results of operations, financial condition and cash flows of the Company . Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of CBD products in general, or the Company’s products specifically, or associating the consumption of CBD products with illness or other negative effects or events, could have such a material adverse effect . Consumers, vendors, landlords/lessors, industry partners or third - party service providers may incorrectly perceive hemp products as marijuana thereby applying the unfavourable stigma of marijuana to the Company’s products . Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products legally, appropriately or as directed . Limited Operating History : The Company has a limited operating history, which can make it difficult for investors to evaluate the Company’s operations and prospects and may increase the risks associated with investment into the Company . The Company’s business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stage of development . Competition : The markets for businesses in the CBD and hemp oil industries are competitive and evolving . In particular, the Company faces strong competition from both existing and emerging companies that offer similar products . Some of its current and potential competitors may have longer operating histories, greater financial, marketing and other resources and larger customer bases than the Company has . Given the rapid changes affecting the global, national, and regional economies generally and the CBD industry, in particular, the Company may not be able to create and maintain a competitive advantage in the marketplace . The Company’s success will depend on its ability to keep pace with any changes in such markets, especially in light of legal and regulatory changes . Its success will depend on the Company’s ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures . Any failure by the Company to anticipate or respond adequately Future Acquisitions or Dispositions : Material acquisitions, dispositions and other strategic transactions involve a number of risks, including : (i) potential disruption of the Company’s ongoing business, (ii) distraction of management, (iii) the Company may become more financially leveraged, (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected, (v) increasing the scope and complexity of the Company’s operations, and (vi) loss or reduction of control over certain of the Company’s assets . Additionally, the Company may issue additional equity interests in connection with such transactions, which would dilute a shareholder’s holdings in the Company . The size of the Company’s target market is difficult to quantify and investors will be reliant on their own estimates on the accuracy of market data Because the Company’s industry is in an early stage with uncertain boundaries, there is a lack of information about comparable companies available for investors to review in deciding about whether to invest in the Company and, few, if any, established companies whose business model the Company can follow or upon whose success the Company can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in the Company. There can be no assurance that the Company’s estimates will be accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results. Research and Market Development : Although the Company will be committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets and/or products, if any, will be commercially viable or successfully produced and marketed. Due to the early stage of the CBD industry, forecasts regarding the size of the industry and the sales of products by the Company is inherently subject to significant unreliability . A failure in the demand for products to materialize as a result of competition, technological Environmental Risk and Regulation : The operations of the Company are subject to environmental regulation . These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation . They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste . Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non - compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees . There is no assurance that future changes in environmental regulation, if any, will not adversely affect the operations of the Company . Operation Permits and Authorizations : The Company may be required to obtain and maintain certain permits, licenses and approvals in the jurisdictions where its products are licensed . There can be no assurance that the Company will be able to obtain or maintain any necessary licenses, permits or approvals . Moreover, the Company and/or third - party suppliers of CBD hemp oil products could be required to obtain a CSA permit, which would likely not be a feasible option for retail products . Any material delay or inability to receive these items is likely to delay and/or inhibit the Company’s ability to conduct its business, and would have an adverse effect on its business, financial condition and results of operations . Product Liability : The Company may be subject to various product liability claims, including, among others, that its products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company’s reputation, and could have a material adverse effect on its business and operational results. Risks Inherent in an Agricultural Business : The Company’s business is dependent on the outdoor growth and production of hemp, an agricultural product. As such, the risks inherent in engaging in agricultural businesses apply. Potential risks include low yields, the risk that crops may become diseased or victim to insects or other pests and contamination, or subject to extreme weather conditions such as excess rainfall, freezing temperature, or drought, all of which could result in low crop yields, decreased availability of hemp, and higher acquisition prices. The Company’s ability to obtain adequate (or any) insurance relating to the foregoing risks Hemp Plant Specific Agricultural Risks: Hemp plants can be vulnerable to various pathogens including bacteria, fungi, viruses and other miscellaneous pathogens. Such instances often lead to reduced crop quality, stunted growth and/or death of the plant. Moreover, hemp is phytoremediation meaning that it may extract toxins or other undesirable chemicals or compounds from the ground in which it is planted. Various regulatory agencies have established maximum limits for pathogens, toxins, chemicals and other compounds that may be present in agricultural materials. If the Company’s hemp is found to have levels of pathogens, toxins, chemicals or other undesirable compounds that exceed established limits, the Company may have to destroy the applicable portions of its hemp crop. Should the Company’s crops be lost due to pathogens, toxins, chemicals or other undesirable compounds, it may have a material adverse effect on its business and financial condition. Key Personnel : The Company’s success and future will depend, to a significant degree, on the continued efforts of its directors, officers and key employees, including certain technical individuals, and sales and marketing personnel, the retention of which cannot be guaranteed . The loss of key personnel could materially adversely affect the Company’s business . The loss of any such personnel could harm or delay the plans of the Company’s business either while management time is directed to finding suitable replacements (who, in any event, may not be available), or, if not, covering such vacancy until suitable replacements can be found . In either case, this may have a material adverse effect on the future of the Company’s business . Competition for such personnel can be intense, and the Company cannot provide assurance that it will be able to attract or retain highly qualified technical, sales, marketing and management personnel in the future . Management of Growth : As the Company grows, the Company will also be required to hire, train, supervise and manage new employees . The Company may experience a period of significant growth in the number of personnel that will place a strain upon its management systems and resources . Its future will depend in part on the ability of its officers and other key employees to implement and improve financial and management controls, reporting systems and procedures on a timely basis and to expand, train, motivate and manage the workforce . The Company’s current and planned personnel, systems, procedures and controls may be inadequate to support its future operations . Failure to effectively manage any future growth could have a material adverse effect on the Company’s business, financial condition, and results of operations . Fraudulent or Illegal Activity by Employees, Contractors and Consultants : The Company is exposed to the risk that any of its employees, independent contractors and consultants may engage in fraudulent or other illegal activity . Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Company that violates, (i) government regulations, (ii) manufacturing standards, or (iii) laws that require the true, complete and accurate reporting of financial information or data . It may not always be possible for the Company to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations . If any such actions are instituted against the Company, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on the business of the Company, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the operations of the Company, any of which could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company . Intellectual Property : The success of the Company will depend, in part, on the ability of the Company to maintain and enhance trade secret protection over their existing and potential proprietary techniques and processes . The Company may be vulnerable to competitors who develop competing technology, whether independently or as a result of acquiring access to the proprietary products and trade secrets of the Company . In addition, effective future patent, copyright and trade secret protection may be unavailable or limited in certain foreign countries and may be unenforceable under the laws of certain jurisdictions . Failure of the Company to adequately maintain and enhance protection over its proprietary techniques and processes could have a materially adverse impact on the business, financial condition and operating results of the Company . Availability of Adequate Crop Insurance : The Company may not be able to obtain crop insurance at economically feasible rates, on acceptable terms or at all . As a result, the Company may have limited or no recourse in the event of a failed crop or other event that standard crop insurance would typically insure against . Such inability may adversely affect the Company’s business and operating results . Litigation : The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business . Should any litigation in which the Company becomes involved be determined against it, such a decision could adversely affect the ability of the Company to continue operating and could use significant resources . Even if the Company is involved in litigation and wins, litigation can redirect significant resources . Operational Risks : The Company may be affected by a number of operational risks and may not be adequately insured for certain risks, including : labor disputes ; catastrophic accidents ; fires ; blockades or other acts of social activism ; changes in the regulatory environment ; impact of non - compliance with laws and regulations ; natural phenomena, such as inclement weather conditions, floods, earthquakes and ground movements . There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, the Company’s properties, grow facilities and extraction facilities, personal injury or death, environmental damage, or have an adverse impact on the Company’s operations, costs, monetary losses, potential legal liability and adverse governmental action, any of which could have an adverse impact on the future cash flows, earnings and financial condition of the Company . Also, the Company may be subject to or affected by liability or sustain loss for certain risks and hazards against which they may elect not to insure because of the cost . This lack of insurance coverage could have an adverse impact on future cash flows, earnings, results of operations and financial condition of the Company . Difficulty Implementing Business Strategy: The growth and expansion of the Company is heavily dependent upon the successful implementation of its business strategy. There can be no assurance that the Company will be successful in the implementation of its business strategy. Conflicts of Interest: Certain of the Company’s directors and officers are, and may continue to be, involved in other business ventures through their direct and indirect participation in corporations, partnerships, joint ventures, etc . that may become potential competitors of the technologies, products and services the Company intends to provide . Situations may arise where the other interests of these directors and officers conflict with or diverge from the Company’s interests . Certain of such conflicts may be required to be disclosed in accordance with such procedure and remedies as applicable under applicable corporate law, however, such procedures and remedies may not fully protect the Company . In addition, in conflict of interest situations, the Company’s directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the Company . Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the Company . Effect of General Economic and Political Conditions : The business of the Company is subject to the impact of changes in national or North American economic conditions including, but not limited to, recessionary or inflationary trends, equity market conditions, consumer credit availability, interest rates, consumers’ disposable income and spending levels, job security and unemployment, and overall consumer confidence . These economic conditions may be further affected by political events throughout the world that cause disruptions in the financial markets, either directly or indirectly . Adverse economic and political developments could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company . Information Technology Systems and Cyber Security Risk The Company’s use of technology is critical in its continued operations . The Company is susceptible to operational, financial and information security risks resulting from cyber - attacks and/or technological malfunctions . Successful cyber - attacks and/or technological malfunctions affecting the Company or its service providers can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of customer information or confidential information and reputational risk . Risks Related to the Offering Resale of Securities and Liquidity : There is currently no market through which the securities of the Company may be sold and purchasers may not be able to resell those securities . There can be no assurance that an active and liquid market for securities of the Company will develop or be maintained . Dividends : Holders of shares of the Company will not have a right to dividends on such shares unless declared by the Company’s board of directors (the “Board”) . The Company has not paid dividends in the past, and it is not anticipated that the Company will pay any dividends in the foreseeable future . Dividends paid by the Company would be subject to tax and, potentially, withholdings . The declaration of dividends is at the discretion of the Board, even if the Company has sufficient funds, net of its liabilities, to pay such dividends, and the declaration of any dividend will depend on the Company’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board . Dilution : The Company may find it necessary in the future to obtain additional debt or equity financing to support ongoing operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions . There can be no assurance that additional financing will be available to the Company when needed or on terms acceptable to the Company . The Company’s inability to raise financing to support ongoing operations or to fund capital expenditures or acquisitions could limit the Company’s growth and could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows . If additional funds are raised through issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of common shares . Discretion in the Use of Proceeds : Management of the Company will have discretion concerning the use of the net proceeds of the offering . Therefore, an investor will be relying on the judgment of management for the application of the net proceeds of the offering . Management has discretion to use the net proceeds of the offering in their discretion if they believe it would be in the Company’s best interest to do so and in ways that an investor may not consider desirable . If the Company does not apply these funds efficiently it may adversely affect the operational results . Loss of Foreign Private Issuer Status : The Company is a Foreign Private Issuer as defined in Rule 405 under the Securities Act and Rule 3 b - 4 under the Exchange Act . If, as of the last business day of the Company’s second fiscal quarter for any year, more than 50 % of the Company’s outstanding voting securities (as determined under Rule 405 of the Securities Act) are directly or indirectly held of record by residents of the United States, the Company will no longer meet the definition of a Foreign Private Issuer, which may have adverse consequences on the Company’s ability to raise capital in private placements or Canadian prospectus offerings . In addition, the loss of the Company’s Foreign Private Issuer status may likely result in increased reporting requirements and increased audit, legal and administration costs . These increased costs may significantly affect the Company’s business, financial condition and results of operations . The term ‘‘Foreign Private Issuer’’ is defined as any non - U . S . corporation, other than a foreign government, except any issuer meeting the following conditions : (a) more than 50 percent of the outstanding voting securities of such issuer are, directly or indirectly, held of record by residents of the United States ; and (b) any one of the following: (i) the majority of the executive officers or directors are United States citizens or residents, or (ii)more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States. A ‘‘holder of record’’ is defined by Rule 12g5 - 1 under the Exchange Act. Generally speaking, the holder identified on the record of security holders is considered as the record holder. In December 2016, the U.S. Securities and Exchange Commission (the “SEC”) issued a Compliance and Disclosure Interpretation to clarify that issuers with multiple classes of voting stock carrying different voting rights may, for the purposes of calculating compliance with this threshold, examine either (i) the combined voting power of its share classes, or (ii) the number of voting securities, in each case held of record by U.S. residents. Based on this interpretation, each issued and outstanding Class A common share of the Company is counted as one voting security and each issued and outstanding common share of the Company is counted as one voting security for the purposes of determining the 50 percent U.S. resident threshold and the Company is a ‘‘Foreign Private Issuer”. Should the SEC’s guidance and interpretation change, it is likely the Company will lose its Foreign Private Issuer status. Unpredictability Caused by Anticipated Capital Structure and Voting Control Given the dual class capital structure contemplated in respect of the Company and the concentration of voting control held by the holders of the Class A common shares of the Company, this structure and control could result in a lower market price for, or greater fluctuations in, the market price of the Company’s common shares or adverse publicity to the Company or other adverse consequences. Disclaimer: Risk Factors 2

Free Writing Prospectus Disclosure The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (202) 440 - 9600. 3

Offering Summary & Use of Proceeds NASDAQ: MEHA 4 2025 IPO Financing $2,400,000 Kirkman Deferred Payment $2,275,000 Sale & Marketing & Working Capital $350,000 Investor Relations $750,000 Initial Public Offering - Expenses, Audit, Legal, Listing, etc. $600,000 Financing Commissions and Fees $6,375,000 Total (USD) Offering Summary Functional Brands Inc. Issuer Initial Public Offering Offering Type NasdaqCM/ MEHA Exchange/ Ticker Units Consisting of Common Stock and Warrants Offering Structure 1,500,000 shares, 1,500,000 Series A Warrants to purchase shares of common stock (exercisable at 100% of offering price for 3 years), and 1,500,000 Series B Warrants to purchase shares of common stock (exercisable at 100% of offering price for 5 years) Shares of Common Stock and Warrants Offered 7,000,780 Shares Outstanding Immediately Before the Offering $4.25 per Unit Pricing Joseph Gunnar & Co., LLC Sole Book Running Manager 180 days (for directors, officers and current holders of 5% or more of the company’s common stock) Lock - Up Lucosky Brookman LLP / Pryor Cashman LLP Issuer’s / Underwriter’s Counsel TAAD LLP Auditor

1. Executive Summary 2. Core Brands 3. Market Opportunity 4. Comparables 5. Nutraceutical Opportunity 7. P2i Products 8. Functional Products 9. Hemp Town Products 10. Golf Mellow Products 11. Finanicals Outline 6. Krikman Products 12. Our Team NASDAQ: MEHA 5

Executive Summary Mission To revolutionize the nutraceutical and supplement industry building a diversified portfolio of brands leveraging a 70+ year legacy of excellence, delivering clean, effective, and innovative solutions that meet modern consumer demands for health, wellness, and safety. A globally recognized brand with over 150 SKUs, known for its commitment to producing safe, high - quality, and efficacious supplements. Trusted by healthcare professionals and customers for decades. Operating a vertically integrated, FDA - registered, and cGMP - certified facility, ensuring unparalleled control over quality, cost efficiency, and scalability. Snapshot of Global Operations Global Reach : Selling into 40+ countries across North America, Europe, MENA, and Asia - Pacific. Operational Infrastructure : Robust capabilities spanning procurement, manufacturing, packaging, and fulfillment — leaving significant room for growth. Revenue Stability : Consistent top - line revenue exceeding $6.5M annually with attractive gross margin of 53.5%. NASDAQ: MEHA 6

Core Brands Health and Wellness Brands Future Brands In - House M&A and Incubation Platform for Growth 30,000 Sq Ft cGMP, FDA Registered Manufacturing Facility Established brand with market penetration and household awareness - over 70 years Consistent top line revenue of $6.5M+ Global distribution across 20+ countries in Europe, MENA and APAC regions as well as the States Market positioning and established channels for legalization of Cannabis industry FDA registered, cGMP manufacturing facility Opportunity to roll - up similarly established brands through M&A Lifestyle Brands By NASDAQ: MEHA 7

8 Supplement Industry Challenges Subpar Quality: Rampant contamination with toxins, heavy metals, and inefficacious ingredients. Increased Regulation: Stricter requirements driving the need for transparency and safety standards. Lack of Industry Consistency: Fragmentation with no universal quality benchmarks. Limited Efficacy: Many supplements fail to meet consumer expectations for health benefits. Functional and Kirkman® : Positioned to Lead the Make America Healthy Again Movement (MAHA) A Trusted Legacy: 70+ years of providing the cleanest, most reliable supplements in the market. Safety Above All: Products tested beyond FDA standards to ensure zero contaminants like heavy metals and toxins. Aligned with Consumer Demand: U.S. - made supplements resonate with national movements emphasizing health and safety for Americans. FDA - Registered and cGMP - Certified Facility: Ensures compliance with the highest production standards, offering a trusted choice for health - conscious consumers. Partnership Potential: Ready to align with health advocates and institutions driving the Make America Healthy Again movement. “Our children are the canaries in the coal mine, and the toxins we expose them to every day are stealing their potential. It’s time for America to demand clean, safe, and effective products for our families.” — RFK Jr. "FDA’s war on public health is about to end. This includes its aggressive suppression of psychedelics, peptides, stem cells, raw milk, hyperbaric therapies, chelating compounds, ivermectin, hydroxychloroquine, vitamins, clean foods, sunshine, exercise, nutraceuticals and anything else that advances human health and can’t be patented by Pharma .” — RFK Jr. Market Opportunity NASDAQ: MEHA

9 Diversified Brands in Building a Diversified Brand Portfolio in the High - Growth D2C Segment Hottest DTC Segment Nutraceuticals are rapidly expanding in the direct - to - consumer (DTC) space, driven by health - conscious consumers seeking personalized wellness solutions. Success stories like Athletic Greens (AG1) showcase the massive growth potential in this category. Subscription - based models and targeted digital marketing are key growth levers. High - Growth D2C Nutritional Supplements Market The global nutritional supplements market, valued at USD 485.62 billion in 2024, is projected to grow at a 6.42% CAGR through 2030, driven by rising health awareness and the growing prevalence of non - communicable diseases, which account for 71% of global deaths. Size, by Product, 2020 – 2030 (USD Billion) Dietary Suppliments Fat Burners Functional Foods & Beverages Sports Nutrition NASDAQ: MEHA $485.6B 6.4% Global Market CAGR, 2025 - 2030 Source: Grand View Research

Public Market Comparables Private NASDAQ: MEHA Market Cap: $26.4M USD * 10 Market Cap: $37.5M USD * Acquisition by Unilever in 2019 Market Cap: $5.66B USD * * Market Cap as of Jan 2025

Nutraceutical Opportunity The global nutritional supplements market, valued at USD 485.62 billion in 2024 , is projected to grow at a 6.42% CAGR through 2030 The average American spends around $56 per month on dietary supplements 43.8% of gym - goers use nutrition supplements The fitness industry is pulling the market for sports nutrition supplements upward by 9.1% annually NASDAQ: MEHA 11

Recognized for treating patients with Autism Spectrum Disorders and special dietary needs through an established network of over 2,000 doctors, in over 40 countries State - Of - The - Art Equipment for Precision Dosages of Efficacious Supplements Established Brand in Business for Over 70 Years Creams & Topicals Capsules & Tablets Powders and Liquids Tinctures FDA Registered cGMP Certified 200 SOPS SOPS Over 150 SKUS NASDAQ: MEHA 12

Nutraceutical Supplements Testing beyond FDA requirements Gross margin: 27% to 85% Long - standing loyal customer and consumer base B2B business and D2C business Quality of the highest standard Future Plans Investment in D2C growth Expansion into Big Box Retailers Organic growth through enhanced sales & marketing efforts Optimized manufacturing process SKU differentiation Mergers & acquisitions of brands to leverage existing infrastructure NASDAQ: MEHA 13

Study Overview Presence of Toxic Metals A study in the American Journal of Clinical Nutrition found harmful toxic metals in several of 47 prenatal vitamin brands: Arsenic: Exceeded USP limits in 7 products Lead levels were above USP limits in 2 products Cadmium levels surpassed USP limits in 13 products Nutrient Inconsistencies: The study found discrepancies between labeled and actual nutrient content: 5 products contained less choline than advertised. 20 products had lower iodine levels than stated. Health Implications: Exposure to toxic metals like lead, cadmium, and arsenic during pregnancy can pose significant health risks, including developmental issues for the fetus and health complications for the mother. Sources: https:// www.sciencedirect.com/science/article/pii/S2214750018301215 https:// www.vogue.com/article/toxic - metals - in - prenatal - vitamins - now - what Contamination Concerns in Prenatal Supplements 0 2 4 6 8 10 12 Number of Products Exceeding USP Limits Number of Products with Detectable Levels 14 16 18 Arsenic Lead Cadmium Mercury Number of Prenatal Products with Detectable and/or Exceeding UCP Limits* NASDAQ: MEHA 14

Prenatal Supplement Opportunity Current market Prenatal supplements on the market littered with all sorts of contaminants - toxins and metals Multiple class action lawsuits have been filed against major manufacturers in light of these concerns In October 2023, the International Federation of Gynecology and Obstetrics (FIGO) released a published statement and recommendations regarding prenatal vitamins FIGO recommendations Patients should only consume and clinicians should only prescribe clean & safe supplements Manufacturers should be held to a standard of production that assures safety Certification of all prenatal vitamins becomes the standard of care Short - term Only prenatal supplement on the market which meets the criteria set by FIGO License agreement to produce exclusive prenatals to capture significant market share By NASDAQ: MEHA 15 The global prenatal vitamin supplement market, valued at USD 542.8M in 2023 , is projected to nearly double to USD 966.7M by 2030 , driven by an 8.5% CAGR and increased awareness of prenatal health benefits . Source: Grand View Research

16 Prenatal Supplement Testing Fertility & Detox Supplementation PreNatal Supplementation Supplementation Opportunity PARENTS CHILD Fertility Toxicity Fertility & Detox Supplementation Detox Supplements

Rapid Growth of the Functional Mushroom Market 17 Market Overview: Significant Growth: The global functional mushroom market was valued at USD 31.71 billion in 2023 and is projected to reach USD 65.83 billion by 2030 , expanding at a CAGR of 11.2% from 2024 to 2030 .* Driving Factors: The increasing popularity of functional mushrooms as superfoods, owing to their numerous health benefits, is a major factor propelling market growth. NASDAQ: MEHA Source: https:// www.grandviewresearch.com/industry - analysis/functional - mushroom - market - report Functional Brands Inc. is poised to capitalize on the rapid growth of the functional mushroom market with a diverse range of targeted health products, meeting the evolving needs of health - conscious consumers. US Functional Mushroom Market* Size, by Product, 2020 – 2030 (USD Billion) $31.71B 11.2 % US Market CAGR, 2024 - 2030

Product: Functional Functional is our new product line meeting growing demand for health - enhancing supplements: Beauty Within Antioxidants and detoxifiers for healthy hair, skin, and nails NASDAQ: MEHA 18 Immunity Promotes a healthy immune system Energy & Endurance Promotes sustained cellular energy production. Mental Clarity & Focus Supports daily mental alertness, clarity, focus, and memory Healthy Gut Specially formulated to support a healthy gut microbiome.

Product: **Hemp Town**

FUNCTIONAL

MADE IN THE USA

A True Lifestyle Brand. Premium Hemp Products with CBD, CBG, and Zero Nicotine.

Hemptown

NATURALS


CALM CAPS
CALM CAPS
IMMUNO CAPS
HERBAL SUPPLEMENT
HEMP OIL EXTRACT
CBD+CBG

Hemptown Naturals' "Caps"

→ Hemptown Naturals' "Caps" offer a precise blend of CBD, CBG, and herbs in allergen-free capsules, supporting health and wellness with ease and convenience.


HEMPTOWN
USA
CALM CAPS
HERBAL SUPPLEMENT
HEMP OIL EXTRACT
30 CAPSULES
IMMUNE SUPPORT
SLEEP CAPS
RECOVERY CAPS

Hemptown Premium Tinctures

→ Hemptown's premium tinctures combine high-quality CBD and CBG-rich hemp extract with an all-natural MCT oil base. Free of preservatives and artificial additives, they offer versatile health benefits for both ingestion and topical use.


CBG
CBD+CBG
CBD
CBD

NASDAQ: MEHA

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Product: Golf Mellow Golf Market Growth Golf is expanding rapidly, with 45 million U.S. participants in 2023 * , including 26.6 million on - course players * and 18.4 million engaging in off - course activities * like driving ranges, simulators, and Topgolf, broadening the sport’s appeal. Introducing Golf Mellow Golf Mellow is part of our specially formulated line of sports products developed in - house geared specifically with golfers in mind. Golf Mellow ranges with a variety of applications to help golfers bring their a - game. What can you expect? Sleep caps - ensures you’re well rested the night before Super B12 powder - provides the energy need for the perfect round Calm caps - helps manage your anxiety when you need it most Epsom salt cream & recovery caps - aids with recovery after the game Enjoy it in any variety of ways: Creams Capsules Tinctures NASDAQ: MEHA * Source: National Golf Foundation 20

Financials Years Ended Nine - month Period Ended Dec 31, 2022 (restated) Dec 31, 2023 Sept 30, 2023 (Unaudited) Sept 30, 2024 (Unaudited) Statements of Operations Data $7,051,224 $6,820,499 $ 5,268,405 $4,886,331 Net Revenue (4,049,780) (3,641,648) (2,852,939) (2,272,561) Cost of Goods Sold 42.6% 46.6% 45.8% 53.5% Gross Profit Margin (4,339,296) (4,261,354) (2,804,658) (2,703,668) Operating Expenses (1,337,852) (1,082,503) (389,192) (89,898) Operating Loss 395,517 (158.591) (247,705) (185.740) Other Income (Expenses), Net $(942,335) $(1,241,094) $ (636,897) $(275,638) Net Loss NASDAQ: MEHA 21

Our Team ERIC GRIPENTROG CEO & Director Eric Gripentrog is a seasoned leader with over 30 years of experience in the Consumer - Packaged Goods (CPG) industry. He has held executive roles, including CEO, SVP, and board member, across multiple companies. At Kellogg (1992 – 2018), Eric led domestic and international business units with P&L responsibility, including as VP/GM of the Caribbean unit and VP of Strategy and Operations for North America. He also served as SVP/GM of Panera Bread’s CPG division, achieving double - digit growth, and was CEO and board member of Gina Cucina, a fresh soup manufacturer. Since 2020, Eric has been CEO of Hemptown USA and a director at Functional Brands and HTO Nevada. With expertise in strategy, P&L management, and creating high - performing cultures, Eric holds a degree from Western Michigan University. TARIQ RAHIM, CPA, CA CFO & Director Tariq Rahim is a Chartered Professional Accountant with over 15 years of experience in finance leadership across high - growth startups and publicly listed companies in industries such as cannabis, real estate, and automotive. He specializes in building and evolving finance functions, providing expertise in financial modeling, IPO support, and financial reporting under IFRS, US GAAP, and ASPE standards. Currently the CFO of Hemptown USA, Tariq has also held leadership roles at Nobul and Canopy Growth Corporation, where he built finance teams, secured funding rounds, and managed major transactions, including the $250M acquisition of Tokyo Smoke Brands by Canopy Growth. His skills extend to financial planning, KPI monitoring, tax compliance, and treasury management, with a passion for continuous improvement and driving organizational growth. Executive NASDAQ: MEHA 22

Our Team LOURDES FELIX Independent Director Lourdes Felix is a seasoned Hispanic entrepreneur and corporate finance executive with 30 years of experience in capital markets, accounting, and financial operations. She serves as CEO, CFO, and Director of BioCorRx Inc., a biotech leader in addiction treatment, and President of its subsidiary, BioCorRx Pharmaceuticals. Fluent in Spanish and active in the Hispanic community, Lourdes holds a Bachelor of Science in Accounting from the University of Phoenix. • 2021 – Present Member of the Board of Directors, Audit Committee Chair, Member Compensation Committee Siyata Mobile Inc. (NASDAQ: SYTA) • 2023 – Present Member of the Board of Directors, Compensation Committee Chair Avalon Globocare (NASDAQ: ALBT) BLAKE JANOVER Independent Director Blake Janover is the Founder, Chairman, and CEO of Janover (Nasdaq: JNVR), an AI - driven B2B SaaS platform serving multifamily and commercial property owners. He also serves on the Board of Directors for Soulpower Acquisition Corporation (NYSE: SOUL) and is a trustee at The Boca Raton Museum. A Harvard Business School alumnus, Blake is an active YPO member, former Forbes Real Estate Council member, and guest lecturer at multiple institutions, including Florida Atlantic University and Reichman University. With decades of experience, Blake has managed billions in transactions, built and scaled global businesses, and led teams of over 1 , 000 employees worldwide . His work has been featured in Forbes, Bloomberg, and other major outlets . Directors & Advisors NASDAQ: MEHA 23

Our Team GIRARD SMITH Independent Director Girard Smith is General Manager, Growth Strategy & Solutions, and a member of the Executive Leadership Team for Market Performance Group (MPG), a leading omnichannel commerce strategy & services agency. He is a highly accomplished business leader with extensive strategic and operational experience. Over the course of his career, he has successfully built and scaled numerous CPG brands within the omnichannel commerce landscape. Girard brings a unique blend of visionary leadership, unmatched proven track record, entrepreneurial thinking, and strategic depth. Previously, over a 25 - year career at Bayer Consumer Health, Girard held executive leadership roles in Marketing, Sales, and Consumer Insights. He redefined Bayer’s approach to the VMS category, delivering product innovation and game - changing initiatives, while driving One A Day multivitamins to the #1 category position. His visionary leadership resulted in transformational growth across Bayer’s $1.0 billion Nutritionals & Digestive Health portfolio. Girard served as an Operating Partner and Board Member for NetWell Nutrition, a private equity - owned company with a portfolio of clean - label eCommerce VMS brands. He also served on the Board of Directors and Executive Committee of the Council for Responsible Nutrition (CRN). GABRIEL ASBUN Advisory Board Member Gabriel Asbun is a former Bridgestone executive with nearly 10 years of leadership roles, including President of Latin America, CEO of Asia - Pacific, and Group President of the Americas. Prior to Bridgestone, he held executive roles at Kellogg for over 12 years and spent a decade as a management consultant at Booz Allen Hamilton. Gabriel has led multibillion - dollar P&Ls, driven product innovation, and improved profitability globally. Fluent in English, Spanish, and Portuguese, Gabriel holds an MBA from The Wharton School and a BS in Mechanical - Electrical Engineering from Universidad Panamericana. He is a Board Advisor at Endeavor.AI and completed Wharton’s Corporate Board Governance certification in 2022. Directors & Advisors 24

Contact Eric Gripentrog info@functionalbrandsinc.com functionalbrandsinc.com NASDAQ: MEHA

Helping people live healthy lives

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